UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 26, 2007
ITC HOLDINGS CORP.

(Exact name of Registrant as Specified in its Charter)

Michigan	001-32576	32-0058047

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39500 Orchard Hill Place, Suite 200	48375
Novi, Michigan

(Address of Principal Executive Offices)	(Zip Code)
(248) 374-7100
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Bridge Loan Agreement
On September 26, 2007, ITC Holdings Corp. entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) with the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof (the “Lenders”), Lehman Commercial Paper Inc., as administrative agent for the Lenders and Lehman Brothers Inc., as sole lead arranger and sole bookrunner. The Bridge Loan Agreement establishes an unguaranteed, unsecured $765 million term facility. The loans made under the Bridge Loan Agreement shall be used to finance the Transaction (as defined below) and to pay related costs and expenses. The Bridge Loan Agreement contains covenants that: (a) place limitations on liens; mergers, consolidations, liquidations and sales of all or substantially all assets; dividends; and sale leaseback transactions and (b) require ITC Holdings Corp. to maintain a minimum debt to capitalization ratio of 85%. The Bridge Loan Agreement contains certain customary events of default for unsecured unguaranteed bridge financings, the occurrence of which would allow the Lenders to accelerate all outstanding loans. The maturity date of the Bridge Loan Agreement is December 19, 2008. A copy of the Bridge Loan Agreement is attached hereto as Exhibit 10.60 and incorporated herein by reference as though fully set forth herein.
All ITC Holdings Corp.’s loans made under the Bridge Loan Agreement will bear interest at a rate equal to LIBOR plus an applicable margin of 0.625% or at a base rate, which is defined as the higher of the prime rate or 0.500% above the federal funds rate, in each case subject to adjustments based on rating.
The foregoing description of the Bridge Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of this document as though fully set forth herein.
In the ordinary course of their respective businesses, certain of the Lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with ITC Holdings Corp. and its affiliates for which they have in the past received, and may in the future receive, customary fees. In addition, an affiliate of Lehman Brothers Inc. acted as ITC Holdings Corp.’s financial advisor in connection with the Transaction. Moreover, affiliates of certain of the Lenders will participate as underwriters or initial purchasers in a refinancing of all amounts outstanding under the Bridge Loan Agreement. It is expected that such refinancing will consist of certain debt and equity offerings involving ITC Holdings Corp. and ITC Midwest LLC, a Michigan limited liability company and wholly owned subsidiary of ITC Holdings Corp. (“ITC Midwest”).
Distribution-Transmission Interconnection Agreement
On December 20, 2007, ITC Midwest entered into a Distribution-Transmission Interconnection Agreement with Interstate Power & Light Company (“IPL”) (the “Distribution-Transmission Interconnection Agreement”) which provides for the interconnection of IPL’s distribution equipment with ITC Midwest’s transmission equipment and defines the continuing rights, responsibilities and obligations of the parties with respect to the use of certain of their own and the other party’s properties, assets and facilities. A copy of the Distribution-Transmission Interconnection Agreement is attached hereto as Exhibit 10.61 and incorporated herein by reference as though fully set forth herein. ITC Midwest has agreed to provide IPL interconnection service at agreed-upon interconnection points, and the parties have mutual responsibility for maintaining their interconnection standards in accordance with good utility practice as well as any applicable federal or state standards. The term of the Distribution-Transmission Interconnection Agreement is twenty years unless otherwise terminated by one of the parties (subject to notice and approval of the Federal Energy Regulatory Commission (the “FERC”).
Large Generator Interconnection Agreement
On December 20, 2007, ITC Midwest entered into a Large Generator Interconnection Agreement with IPL and the Midwest Independent Transmission System Operator, Inc. (the “Large Generator Interconnection Agreement”). A copy of the Large Generator Interconnection Agreement is attached hereto as Exhibit 10.62 and incorporated herein by reference as though fully set forth herein. This three-party agreement governs the direct electricity interconnection of IPL’s electricity generating assets to ITC Midwest’s transmission system for the purposes of transmitting electric power from electricity generating facilities. The term of the Large Generator Interconnection Agreement is twenty years unless otherwise terminated by one of the parties (subject to notice and approval of the FERC). The Large Generator Interconnection Agreement will remain in effect as to each specific generating unit until IPL elects to terminate the agreement with respect to that particular unit or until the unit ceases commercial operation.

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On December 20, 2007, ITC Midwest completed the previously announced acquisition of the transmission and related assets (the “Purchased Assets”) of IPL, including transmission lines, transmission substations, land rights, contracts, permits and equipment (the “Transaction”) pursuant to the Asset Sale Agreement, dated as of January 18, 2007, between ITC Midwest and IPL (the “Asset Sale Agreement”). In addition, ITC Midwest has assumed various liabilities and obligations related to the Purchased Assets and IPL’s transmission business. The consideration for the Purchased Assets paid by ITC Midwest was approximately $783 million, which amount is subject to purchase price adjustments after the closing of the Transaction relating to liabilities actually assumed by ITC Midwest and the Net Transmission Plant Investment (as defined in the Asset Sale Agreement) and construction work in progress actually transferred to ITC Midwest by IPL. ITC Midwest funded the acquisition with $18 million of cash on hand and the proceeds of direct and indirect borrowings of $765 million pursuant to the Bridge Loan Agreement. The foregoing summary description of the Transaction is not intended to be complete and is qualified in its entirety by the complete text of the Asset Sale Agreement attached as Exhibit 2.3 to the Current Report on Form 8-K filed by ITC Holdings Corp. on January 24, 2007 which is incorporated herein by reference as though fully set forth herein.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth above under Item 1.01 relating to the Bridge Loan Agreement and the borrowings thereunder is hereby incorporated by reference into this Item 2.03 as though fully set forth herein.

Item 8.01.	OTHER EVENTS
On December 20, 2007, the Company issued a press release announcing the completion of the acquisition referred to in Item 2.01 above. The December 20, 2007 press release is filed as Exhibit 99.1 hereto.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(a) The financial statements required to be filed as part of this report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after this Current Report is required to be filed.
(b) The pro forma financial information required to be filed as part of this report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after this Current Report is required to be filed.
(d) Exhibits

Exhibit No.	Description

99.1	ITC Holdings Corp. Press Release, dated December 20, 2007

10.60	Bridge Loan Agreement

10.61	Distribution-Transmission Interconnection Agreement

10.62	Large Generator Interconnection Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.
	By:	/s/ Daniel J. Oginsky
		Name:	Daniel J. Oginsky
December 21, 2007		Title:	Vice President and General Counsel